EXHIBIT 99.1

TiVo Corporation 2160 Gold Street San Jose, CA 95002

TIVO CORPORATION REPORTS THIRD QUARTER FINANCIAL RESULTS
Continuing Product Innovation with Launch of TiVo BOLT OTA
Expects Sequential Revenue Growth in Q4
Strategic Alternatives Review Continues

SAN JOSE, Calif. - (BUSINESS WIRE) - November 7, 2018 - TiVo Corporation (NASDAQ: TIVO) today reported financial results for the third quarter ended September 30, 2018.

“We delivered solid third quarter results, achieving our internal plan targets, while continuing to optimize our costs and are focused on driving sequential revenue growth in the fourth quarter. We also continue to expand our product portfolio and recently launched TiVo BOLT OTA,” said Raghu Rau, Interim President and Chief Executive Officer. “While the strategic review is still in process, it has informed us of our growth strategy. Combined with the TiVo Experience 4, we will bring together a broad portfolio of video content from a variety of sources into a single discovery experience with multiple advanced advertising possibilities. I am excited about the prospects of the business and the strategic initiatives we are undertaking, including moving to more transactional models, to drive long-term profitable growth.”

UPDATE ON STRATEGIC ALTERNATIVES TO MAXIMIZE VALUE FOR SHAREHOLDERS

The Company continues to explore all possible strategic alternatives to maximize value for our shareholders. As mentioned on our prior call, we believe there is strategic value in each of our product and IP businesses. We remain in various active discussions, but due to the unique nature of our business, the process is taking longer than we hoped. It is our intention to complete the strategic review process by no later than our fourth quarter and year-end 2018 earnings call. Significantly, the strategic review process is informing our view of TiVo’s growth strategy which we will discuss on our earnings call.

BUSINESS OUTLOOK

TiVo’s management and board are still conducting an in-depth review of its businesses, cost structure and strategic options to maximize shareholder value. Due to the broad range of potential outcomes, the Company is not currently providing financial estimates.

That said, TiVo is focusing on driving sequential growth quarter-on-quarter. However, we also expect sequential quarter growth in IP litigation spend given the fourth quarter timing of the Comcast ITC trial.

CURRENT PERIOD FINANCIAL RESULTS

As discussed in detail during previous earnings calls, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which superseded the previous revenue recognition requirements on January 1, 2018 using the modified retrospective transition approach. The Company’s results for 2017 are reported under the prior standard and results for 2018 are reported under the new standard. While there is no change in either the nature of our business operations or our cash flows, revenue recognition in 2018 is considerably different than in 2017. For instance, in the third quarter of 2018, TiVo recognized approximately $6.2 million less in revenue than it would have under the previous requirements.

THIRD QUARTER 2018 FINANCIAL HIGHLIGHTS

Quarterly Financial Information	(In thousands)
	Three Months Ended September 30,
	2018	2017	% Change
GAAP Consolidated Results
Total Revenues, net	$164,709	$197,898	(17)%
Total costs and expenses	172,390	199,450	(14)%
Operating loss	(7,681)	(1,552)	395%
Loss from continuing operations before income taxes	(18,223)	(12,622)	44%
Loss from continuing operations, net of tax	(22,992)	(16,963)	36%

GAAP Diluted weighted average shares outstanding	123,459	120,935

Total Revenues, net	$164,709	$197,898	(17)%
Legacy TiVo Solutions IP Licenses	(2,795)	(23,744)	(88)%
Hardware	(3,926)	(9,867)	(60)%
Other Products	(1,614)	(628)	157%
Core Revenue (excludes revenue from Legacy TiVo Solutions IP Licenses, Hardware and Other Products)	$156,374	$163,659	(4)%
Total Revenues, net and Core Revenue include $3.8 million and $7.1 million of revenue from out-of-license settlements in Q3 2018 and Q3 2017, respectively. Core Revenue decreased $2.9 million as a result of adopting the amended revenue recognition guidance on January 1, 2018. The reduction in Total costs and expenses is the result of the Company’s continuing cost reduction efforts, a planned transition away from the hardware business and lower Amortization of intangible assets.

	(In thousands)
	Three Months Ended September 30,
	2018	2017	% Change
Non-GAAP Consolidated Results
Adjusted EBITDA	$47,076	$66,497	(29)%
Non-GAAP Pre-tax Income	32,893	54,088	(39)%
Cash Taxes	3,687	5,139	(28)%

Non-GAAP Diluted Weighted Average Shares Outstanding	124,130	121,855

Adjusted EBITDA, Non-GAAP Pre-tax Income, Non-GAAP Diluted Weighted Average Shares Outstanding and Cash Taxes are defined below in the section entitled “Non-GAAP Financial Information.” Reconciliations between GAAP and Non-GAAP amounts are provided in the tables below. In accordance with the SEC’s interpretations on the use of Non-GAAP financial measures, TiVo does not report net income or EPS on a non-GAAP basis; however, TiVo provides financial metrics, including Non-GAAP Pre-tax Income, Non-GAAP Diluted Weighted Average Shares Outstanding and Cash Taxes, to assist those wanting to calculate such measures on a Non-GAAP basis.

SEGMENT RESULTS AND OPERATING HIGHLIGHTS - PRODUCT

	(In thousands)
	Three Months Ended September 30,
	2018	2017	% Change
Platform Solutions	$73,147	$82,244	(11)%
Software and Services	19,851	20,718	(4)%
Other	1,614	628	157%
Total Product Revenue, net	94,612	103,590	(9)%
Adjusted Operating Expenses	79,347	91,307	(13)%
Adjusted EBITDA	$15,265	$12,283	24%
Adjusted EBITDA Margin	16.1%	11.9%

Total Product Revenue, net	$94,612	$103,590	(9)%
Hardware	(3,926)	(9,867)	(60)%
Other Products	(1,614)	(628)	157%
Core Product Revenue (excludes revenue from Hardware and Other Products)	$89,072	$93,095	(4)%

The $9.1 million decrease in Platform Solutions revenue was largely attributable to a $5.9 million decrease in Hardware revenue due to a planned transition away from the hardware business and a $4.5 million decrease in revenue from two international MSO software customers as a result of adopting the amended revenue recognition guidance on January 1, 2018. Hardware revenue is expected to continue to decline due to the planned transition away from the business and as MSO partners continue to shift to deploying the TiVo service on third-party hardware resulting in a decrease in the number of TiVo set-top boxes sold to MSO partners. The reduction in revenue from these two international MSO customers is expected to continue for the remainder of 2018.

The decrease in Adjusted Operating Expenses primarily relates to a $5.7 million decrease in the Cost of hardware revenues and benefits from cost savings initiatives.

The increase in Adjusted EBITDA Margin primarily relates to a shift in the Product business mix toward higher margin products as hardware becomes a smaller portion of the Product business as a result of the planned transition away from the hardware business and benefits from cost savings initiatives, partially offset by the effects of adopting the amended revenue recognition standard.

Product Segment Operating Highlights:

▪	Approximately 22 million subscriber households around the world use TiVo's advanced television experiences.

▪
TiVo introduced TiVo BOLT OTA™ for antenna, a premium, 4K Ultra High Definition (UHD) capable set-top box designed to work with HD antenna, equipped with an on-screen user experience that looks and feels like a high-end cable box. The launch of TiVo BOLT OTA generated a wide range of reviews across consumer, business, financial and lifestyle publications emphasizing the value to customers and many of the key product benefits.

▪	A leading provider of integrated telecommunications services in Latin America initiated the process of upgrading customers with the new Passport guide in seven countries.

▪	One of the largest suppliers of integrated multimedia services in Eastern Europe selected TiVo’s STB software solutions for use as part of its Ultra HD service.

▪	Blue Ridge Communications signed a renewal agreement which includes TiVo Experience 4, TiVo’s Next Gen IPTV Cloud Solution, with services for mobile and streamers.

▪
Plex, a leading streaming platform for personal media collections, over-the-air Live TV and DVR, web shows, podcasts, and video news selected TiVo’s video and music metadata for its supported platforms.

▪
Com Hem, a leading provider of broadband, TV, play and telephony services in Sweden, has deployed TiVo’s Personalized Content Discovery Platform on its TV and mobile platforms, including both Android and Apple iOS.

▪	Frontier Communications has licensed TiVo’s new Sponsored Discovery product, which makes in-guide content advertising more relevant for audiences.

▪	Sky implemented TiVo’s Conversation solution in German and Italian.

▪	Sky launched TiVo’s metadata solutions to its Sky OTT video service in Spain.

▪	Foxtel, Australia’s leading subscription-TV platform, has renewed its license to TiVo’s Search and Recommendation services and will have access to TiVo’s Personalized Content Discovery platform.

▪	Alphonso extended its agreement to use TiVo’s TV Viewership Data for its data analytics services for brands, networks and agencies.

▪
Discovery, Inc. expanded its multi-year Target Audience Delivery and Audience Works for Marketing software license agreements to include the recently acquired Scripps Networks Interactive, making the company now the #2 in all of TV including broadcast and premium pay.

▪	A major TV broadcasting company has licensed TiVo’s Targeted Audience Discovery platform for advanced analytics.

SEGMENT RESULTS AND OPERATING HIGHLIGHTS - IP LICENSING

	(In thousands)
	Three Months Ended September 30,
	2018	2017	% Change
US Pay TV Providers	$44,474	$63,288	(30)%
CE Manufacturers	8,859	15,479	(43)%
New Media, International Pay TV Providers and Other	16,764	15,541	8%
Total IP Licensing Revenue, net	70,097	94,308	(26)%
Adjusted Operating Expenses	23,461	24,243	(3)%
Adjusted EBITDA	$46,636	$70,065	(33)%
Adjusted EBITDA Margin	66.5%	74.3%

Total IP Licensing Revenue, net	$70,097	$94,308	(26)%
Legacy TiVo Solutions IP Licenses	(2,795)	(23,744)	(88)%
Core Intellectual Property Licensing Revenue (excludes revenue from Legacy TiVo Solutions IP Licenses)	$67,302	$70,564	(5)%

Intellectual Property Licensing revenue decreased 26% in the third quarter. The $18.8 million decline in revenue from US Pay TV Providers is primarily due to a $20.9 million decrease in revenue from TiVo Solutions agreements entered into prior to the TiVo Acquisition Date (the Time Warp patent agreements) as a result of adopting the amended revenue recognition guidance on January 1, 2018 and contract expirations, partially offset by a $1.1 million increase in revenue from catch-up payments intended to make us whole for the pre-license period of use. The last of the Time Warp patent agreements expired in July 2018 and, going forward, there will no longer be any revenue recognized associated with these agreements. The decrease in revenue from CE Manufacturers was primarily attributable to a decrease in catch-up payments intended to make us whole for the pre-license period and a customer being out-of-license. We anticipate this customer will eventually execute a new license.

The decrease in Adjusted Operating Expenses relates to benefits from cost savings initiatives, partially offset by a $1.1 million increase in patent litigation costs, which primarily relates to the ongoing Comcast litigation.

The decrease in Adjusted EBITDA Margin for the third quarter is primarily the result of a decrease in Intellectual Property Licensing revenue and a $1.1 million increase in patent litigation costs, partially offset by benefits from cost savings initiatives.

Intellectual Property Licensing Segment Operating Highlights:

▪	A large American broadcaster expanded its multi-year patent license agreement to include additional networks.

▪	21st Century Fox signed a multi-year patent license agreement.

CAPITAL ALLOCATION

On November 1, 2018, TiVo’s Board of Directors declared a cash dividend of $0.18 per common share, to be paid on December 20, 2018 to stockholders of record as of the close of business on December 6, 2018.

CONFERENCE CALL INFORMATION

TiVo management will host a conference call today, November 7, 2018, at 2:00 p.m. PT/5:00 p.m. ET to discuss the financial and operational results. Investors and analysts interested in participating in the conference are welcome to call (866) 621-1214 (or international +1-706-643-4013) and reference conference ID 8395802. The conference call may also be accessed via live webcast in the Investor Relations section of TiVo’s website at http://www.tivo.com.

A replay of the audio webcast will be available on TiVo’s website shortly after the live call ends, and we currently plan for it to remain on TiVo’s website until the next quarterly earnings call. Additionally, a telephonic replay of the call may be accessible shortly after the live call ends through November 14, 2018 by dialing (855) 859-2056 (or international +1-404-537-3406) and entering conference ID 8395802.

NON-GAAP FINANCIAL INFORMATION

TiVo Corporation provides Non-GAAP information to assist investors in assessing its operations in the way that its management evaluates those operations. Non-GAAP Pre-Tax Income, Non-GAAP Cost of Licensing, Services and Software Revenues, Non-GAAP Cost of Hardware Revenues, Non-GAAP Research and Development Expenses, Non-GAAP Selling, General and Administrative Expenses, Non-GAAP Depreciation, Non-GAAP Total OpEx, Non-GAAP Total COGS and OpEx, Adjusted EBITDA and Non-GAAP Interest Expense are supplemental measures of the Company's performance that are not required by, and are not determined in accordance with, GAAP. Non-GAAP financial information is not a substitute for any financial measure determined in accordance with GAAP.

Non-GAAP Pre-tax Income is defined as GAAP income (loss) from continuing operations before income taxes, as adjusted for the effects of items such as amortization of intangible assets, equity-based compensation, accretion of contingent consideration, amortization or write-off of note issuance costs and discounts on convertible debt and mark-to-market adjustments for interest rate swaps; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as restructuring and asset impairment charges, transaction, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, CEO transition cash costs, remeasurement of contingent consideration, TiVo acquisition litigation, expenses in connection with the extinguishment or modification of debt, gain on settlement of acquired receivable, additional depreciation resulting from facility rationalization actions, other-than temporary impairment losses on strategic investments, gains on the sale of strategic investments and changes in franchise tax reserves.

Non-GAAP Cost of Licensing, Services and Software Revenues is defined as GAAP Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets, excluding equity-based compensation and transaction, transition and integration expenses.

Non-GAAP Cost of Hardware Revenues is defined as GAAP Cost of hardware revenues, excluding depreciation and amortization of intangible assets, excluding transition and integration expenses.

Non-GAAP Research and Development Expenses is defined as GAAP research and development expenses excluding equity-based compensation, transition and integration expenses and retention earn-outs payable to former shareholders of acquired businesses.

Non-GAAP Selling, General and Administrative Expenses is defined as GAAP selling, general and administrative expenses excluding equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, CEO transition cash costs, remeasurement of contingent consideration, gain on settlement of acquired receivable and changes in franchise tax reserves. Included in transition costs in the second quarter of 2018 was a $4.5 million loss associated with a legacy TiVo Solutions legal matter for which a settlement was agreed to in the third quarter of 2018.

Non-GAAP Depreciation is defined as GAAP depreciation expenses excluding the impact of additional depreciation resulting from changes in the estimated useful lives of assets involved in facility rationalization actions.

Non-GAAP Total OpEx is defined as the sum of GAAP research and development and selling, general and administrative expenses, depreciation and gain on sale of patents excluding equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, earnout settlements, CEO transition cash costs, remeasurement of contingent consideration, gain on settlement of acquired receivable, additional depreciation resulting from facility rationalization actions and changes in franchise tax reserves.

Non-GAAP Total COGS and OpEx is defined as GAAP Total Operating costs and expenses, excluding amortization of intangible assets, restructuring and asset impairment charges, equity-based compensation, transaction, transition and integration expenses, retention earn-outs payable to former shareholders of acquired businesses, earnout settlements, CEO transition cash costs, remeasurement of contingent consideration, gain on settlement of acquired receivable, depreciation and changes in franchise tax reserves.

Adjusted EBITDA is defined as GAAP operating income (loss) excluding depreciation, amortization of intangible assets, restructuring and asset impairment charges, equity-based compensation, transaction, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, CEO transition cash costs, remeasurement of contingent consideration, gain on settlement of acquired receivable and changes in franchise tax reserves.

Non-GAAP Interest Expense is defined as GAAP interest expense, excluding accretion of contingent consideration, amortization or write-off of issuance costs, discounts on convertible debt and interest on franchise tax reserves, plus the reclassification of the current period benefit (cost) of the interest rate swaps from gain (loss) on interest rate swaps.

Cash Taxes are defined as GAAP current income tax expense excluding changes in reserves for unrecognized tax benefits.

Non-GAAP Diluted Weighted Average Shares Outstanding is defined as GAAP diluted weighted average shares outstanding except for periods of a GAAP loss. In periods of a GAAP loss, GAAP diluted weighted average shares outstanding are adjusted to include dilutive common share equivalents outstanding that were excluded from GAAP diluted weighted average shares outstanding because the Company had a loss and therefore these shares would have been anti-dilutive.

The Company's management evaluates and makes decisions about its business operations primarily based on Non-GAAP financial information. Management uses Non-GAAP financial measures as the basis for decision-making as they exclude items management does not consider to be “core costs” or “core proceeds”. For each Non-GAAP financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison to its historical and projected financial performance in different reporting periods. For example, since the Company does not acquire businesses on a predictable cycle, management excludes the amortization of intangible assets, transaction, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, earnout settlements, CEO transition cash costs, remeasurement of contingent consideration, TiVo Acquisition litigation, and gain on settlement of acquired receivables from its Non-GAAP financial measures in order to make more consistent and meaningful evaluations of the Company's operating expenses as these items may be significantly impacted by the timing and magnitude of acquisitions. Management also excludes the effect of restructuring and asset impairment charges, expenses in connection with the extinguishment or modification of debt, gain on the settlement of acquired receivable, additional depreciation resulting from facility rationalization actions, other-than-temporary impairment losses on strategic investments, gains on the sale of strategic investments and changes in franchise tax reserves. Management excludes the impact of equity-based compensation to provide meaningful supplemental information that allows investors greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may facilitate comparison with the results of other companies in our industry, as well as to provide the Company’s management with an important tool for financial and operational decision-making and for evaluating the Company’s performance over different periods of time. Due to varying valuation techniques, reliance on subjective assumptions and the variety of award types and features that may be in use, we believe that providing Non-GAAP financial measures excluding equity-based compensation allows investors to make more meaningful comparisons between our operating results and those of other companies. Management excludes the accretion of contingent consideration, amortization or write-off of note issuance costs and discounts on convertible debt and mark-to-market adjustments for interest rate swaps when management evaluates the Company's expenses. Management reclassifies the current period benefit (cost) of the interest rate swaps from gain (loss) on interest rate swaps to interest expense in order for Non-GAAP Interest Expense to reflect the effects of the interest rate swaps as these interest rate swaps were entered into to control the effective interest rate the Company pays on its debt.

Management uses these Non-GAAP financial measures to help it make decisions, including decisions that affect operating expenses and operating margin. Management believes that making Non-GAAP financial information available to investors, in addition to GAAP financial information, may facilitate more consistent comparisons between the Company's performance over time with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. In addition, as other companies, including companies similar to TiVo Corporation, may calculate their Non-GAAP financial measures differently than the Company calculates its Non-GAAP financial measures, these Non-GAAP financial measures may have limited usefulness to investors when comparing financial performance among companies. Management believes, however, that providing Non-GAAP financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Non-GAAP financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does. Reconciliations for each Non-GAAP financial measure to its most directly comparable GAAP financial measure are provided in the tables below.

About TiVo Corporation

TiVo (NASDAQ: TIVO) is a global leader in entertainment technology and audience insights. From the interactive program guide to the DVR, TiVo delivers innovative products and licensable technologies that revolutionize how people find content across a changing media landscape. TiVo enables the world’s leading media and entertainment providers to deliver the ultimate entertainment experience. Explore the next generation of entertainment at tivo.com, forward.tivo.com or follow us on Twitter @tivo or @tivoforbusiness.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, future growth and success of the Company’s Product and IP Licensing businesses, future revenues to be recognized following adoption of the amended revenue recognition guidance, the timing of results and the Company’s exploration of strategic alternatives, as well as future business strategies, future product offerings and deployments, and technology and intellectual property licenses with various customers. These forward-looking statements are based on TiVo’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays, whether inside or outside the Company’s control, in the Company’s exploration of its strategic alternatives, delays in development, the failure to deliver competitive service offerings and lack of market acceptance of any offerings delivered, as well as the other potential factors described under "Risk Factors" included in TiVo’s Quarterly Report on Form 10-Q for the three months ended September 30, 2018 and Annual Report on Form 10-K for the year ended December 31, 2017 and other documents of TiVo Corporation on file with the Securities and Exchange Commission (available at www.sec.gov). TiVo cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Investor Relations                    Press Relations
Debi Palmer                        Lerin O'Neill
TiVo Corporation                     TiVo Corporation
+1 818-295-6651                        +1 408-562-8455
debi.palmer@tivo.com                     lerin.oneill@tivo.com

TIVO CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues, net:
Licensing, services and software	$160,783	$188,031	$516,495	$577,545
Hardware	3,926	9,867	10,911	34,675
Total Revenues, net	164,709	197,898	527,406	612,220
Costs and expenses:
Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	40,749	42,811	126,547	124,398
Cost of hardware revenues, excluding depreciation and amortization of intangible assets	4,220	9,889	14,260	35,877
Research and development	42,053	48,872	133,894	144,386
Selling, general and administrative	39,867	47,431	133,906	147,121
Depreciation	5,338	5,015	16,252	15,869
Amortization of intangible assets	37,242	41,722	119,463	125,100
Restructuring and asset impairment charges	2,921	3,710	8,568	17,623
Total costs and expenses	172,390	199,450	552,890	610,374
Operating (loss) income	(7,681)	(1,552)	(25,484)	1,846
Interest expense	(12,436)	(10,990)	(36,241)	(31,827)
Interest income and other, net	861	1,059	2,971	3,819
Gain (loss) on interest rate swaps	1,033	(39)	7,185	(1,374)
TiVo Acquisition litigation	—	(1,100)	—	(14,006)
Loss on debt extinguishment	—	—	—	(108)
Loss on debt modification	—	—	—	(929)
Loss from continuing operations before income taxes	(18,223)	(12,622)	(51,569)	(42,579)
Income tax expense	4,769	4,341	13,305	13,816
Loss from continuing operations, net of tax	(22,992)	(16,963)	(64,874)	(56,395)
Income from discontinued operations, net of tax	143	—	3,738	—
Net loss	$(22,849)	$(16,963)	$(61,136)	$(56,395)

Basic loss per share:
Continuing operations	$(0.19)	$(0.14)	$(0.53)	$(0.47)
Discontinued operations	—	—	0.03	—
Basic loss per share	$(0.19)	$(0.14)	$(0.50)	$(0.47)
Weighted average shares used in computing basic per share amounts	123,459	120,935	122,756	119,994

Diluted loss per share:
Continuing operations	$(0.19)	$(0.14)	$(0.53)	$(0.47)
Discontinued operations	—	—	0.03	—
Diluted loss per share	$(0.19)	$(0.14)	$(0.50)	$(0.47)
Weighted average shares used in computing diluted per share amounts	123,459	120,935	122,756	119,994

Dividends declared per share	$0.18	$0.18	$0.54	$0.54

See notes to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q.

TIVO CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2018	December 31, 2017
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$149,655	$128,965
Short-term marketable securities	162,073	140,866
Accounts receivable, net	173,749	180,768
Inventory	7,963	11,581
Prepaid expenses and other current assets	36,012	40,719
Total current assets	529,452	502,899
Long-term marketable securities	70,296	82,711
Property and equipment, net	50,689	55,244
Intangible assets, net	524,057	643,924
Goodwill	1,813,183	1,813,227
Other long-term assets	57,104	65,673
Total assets	$3,044,781	$3,163,678

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$92,557	$135,852
Unearned revenue	49,667	55,393
Current portion of long-term debt	7,000	7,000
Total current liabilities	149,224	198,245
Taxes payable, less current portion	4,694	3,947
Unearned revenue, less current portion	50,356	58,283
Long-term debt, less current portion	982,801	976,095
Deferred tax liabilities, net	51,150	50,356
Other long-term liabilities	14,982	23,736
Total liabilities	1,253,207	1,310,662
Stockholders' equity:
Preferred stock	—	—
Common stock	126	123
Treasury stock	(31,495)	(24,740)
Additional paid-in capital	3,249,615	3,273,022
Accumulated other comprehensive loss	(4,297)	(2,738)
Accumulated deficit	(1,422,375)	(1,392,651)
Total stockholders’ equity	1,791,574	1,853,016
Total liabilities and stockholders’ equity	$3,044,781	$3,163,678

See notes to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q.

TIVO CORPORATION AND SUBSIDIARIES
REVENUE DETAILS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Total Revenues, net	$164,709	$197,898	$527,406	$612,220
Legacy TiVo Solutions IP Licenses	(2,795)	(23,744)	(20,063)	(71,289)
Hardware	(3,926)	(9,867)	(10,911)	(34,675)
Other Products	(1,614)	(628)	(5,007)	(3,859)
Core Revenue (excludes revenue from Legacy TiVo Solutions IP Licenses, Hardware and Other Products)	$156,374	$163,659	$491,425	$502,397

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Product Revenue
Platform Solutions	$73,147	$82,244	$241,295	$253,398
Software and Services	19,851	20,718	57,949	65,739
Other	1,614	628	5,007	3,859
Total Product Revenue, net	94,612	103,590	304,251	322,996

IP Licensing Revenue
US Pay TV Providers	44,474	63,288	143,606	195,365
CE Manufacturers	8,859	15,479	26,754	38,296
New Media, International Pay TV Providers and Other	16,764	15,541	52,795	55,563
Total IP Licensing Revenue, net	70,097	94,308	223,155	289,224

Total Revenues, net	$164,709	$197,898	$527,406	$612,220

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Total Product Revenue, net	$94,612	$103,590	$304,251	$322,996
Hardware	(3,926)	(9,867)	(10,911)	(34,675)
Other Products	(1,614)	(628)	(5,007)	(3,859)
Core Product Revenue (excludes revenue from Hardware and Other Products)	$89,072	$93,095	$288,333	$284,462

Total IP Licensing Revenue, net	$70,097	$94,308	$223,155	$289,224
Legacy TiVo Solutions IP Licenses	(2,795)	(23,744)	(20,063)	(71,289)
Core Intellectual Property Licensing Revenue (excludes revenue from Legacy TiVo Solutions IP Licenses)	$67,302	$70,564	$203,092	$217,935

TIVO CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP loss before income taxes from continuing operations	$(18,223)	$(12,622)	$(51,569)	$(42,579)
Amortization of intangible assets	37,242	41,722	119,463	125,100
Restructuring and asset impairment charges	2,921	3,710	8,568	17,623
Equity-based compensation	9,471	13,007	28,226	38,781
Transaction, transition and integration costs	(148)	3,394	9,303	15,701
Earnout amortization	—	958	1,494	2,875
CEO transition cash costs	—	—	(975)	—
Remeasurement of contingent consideration	(67)	243	1,104	317
TiVo Acquisition litigation	—	1,100	—	14,006
Loss on debt extinguishment	—	—	—	108
Loss on debt modification	—	—	—	929
Gain on settlement of acquired receivable	—	—	—	(2,537)
Accelerated depreciation	—	639	—	852
Gain on sale of strategic investments	(517)	—	(517)	(3,143)
Accretion of contingent consideration	43	143	235	511
Amortization of note issuance costs	580	538	1,709	1,588
Amortization of convertible note discount	3,331	3,179	9,877	9,428
Mark-to-market loss related to interest rate swaps	(1,740)	(1,923)	(10,213)	(5,095)
Non-GAAP Pre-tax Income	$32,893	$54,088	$116,705	$174,465

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP Diluted weighted average shares outstanding	123,459	120,935	122,756	119,994
Dilutive effect of equity-based compensation awards	671	920	588	1,074
Non-GAAP Diluted Weighted Average Shares Outstanding	124,130	121,855	123,344	121,068

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP Cost of licensing, services and software revenues, excluding depreciation and amortization of intangible assets	$40,749	$42,811	$126,547	$124,398
Equity-based compensation	(1,153)	(1,225)	(3,263)	(3,260)
Transaction, transition and integration costs	(3)	(94)	(58)	(367)
Non-GAAP Cost of Licensing, Services and Software Revenues	$39,593	$41,492	$123,226	$120,771

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP Cost of hardware revenues, excluding depreciation and amortization of intangible assets	$4,220	$9,889	$14,260	$35,877
Transition and integration costs	—	—	—	(1,021)
Non-GAAP Cost of Hardware Revenues	$4,220	$9,889	$14,260	$34,856

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP Research and development expenses	$42,053	$48,872	$133,894	$144,386
Equity-based compensation	(3,011)	(4,803)	(9,957)	(12,859)
Transaction, transition and integration costs	(15)	(670)	(1,435)	(3,445)
Earnout amortization	—	(184)	(287)	(552)
GAAP Research and development expenses	$39,027	$43,215	$122,215	$127,530

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP Selling, general and administrative expenses	$39,867	$47,431	$133,906	$147,121
Equity-based compensation	(5,307)	(6,979)	(15,006)	(22,662)
Transaction, transition and integration costs	166	(2,630)	(7,810)	(10,868)
Earnout amortization	—	(774)	(1,207)	(2,323)
CEO transition cash costs	—	—	975	—
Remeasurement of contingent consideration	67	(243)	(1,104)	(317)
Gain on settlement of acquired receivable	—	—	—	2,537
Non-GAAP Selling, General and Administrative Expenses	$34,793	$36,805	$109,754	$113,488

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP Total operating costs and expenses	$172,390	$199,450	$552,890	$610,374
Depreciation	(5,338)	(5,015)	(16,252)	(15,869)
Amortization of intangible assets	(37,242)	(41,722)	(119,463)	(125,100)
Restructuring and asset impairment charges	(2,921)	(3,710)	(8,568)	(17,623)
Equity-based compensation	(9,471)	(13,007)	(28,226)	(38,781)
Transaction, transition and integration costs	148	(3,394)	(9,303)	(15,701)
Earnout amortization	—	(958)	(1,494)	(2,875)
CEO transition cash costs	—	—	975	—
Remeasurement of contingent consideration	67	(243)	(1,104)	(317)
Gain on settlement of acquired receivable	—	—	—	2,537
Non-GAAP Total COGS and OpEx	$117,633	$131,401	$369,455	$396,645

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP Operating (loss) income	$(7,681)	$(1,552)	$(25,484)	$1,846
Depreciation	5,338	5,015	16,252	15,869
Amortization of intangible assets	37,242	41,722	119,463	125,100
Restructuring and asset impairment charges	2,921	3,710	8,568	17,623
Equity-based compensation	9,471	13,007	28,226	38,781
Transaction, transition and integration costs	(148)	3,394	9,303	15,701
Earnout amortization	—	958	1,494	2,875
CEO transition cash costs	—	—	(975)	—
Remeasurement of contingent consideration	(67)	243	1,104	317
Gain on settlement of acquired receivable	—	—	—	(2,537)
Adjusted EBITDA	$47,076	$66,497	$157,951	$215,575

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP Interest expense	$(12,436)	$(10,990)	$(36,241)	$(31,827)
Accretion of contingent consideration	43	143	235	511
Amortization of note issuance costs	581	538	1,709	1,588
Amortization of convertible note discount	3,331	3,179	9,877	9,428
Reclassify current period cost of interest rate swaps	(706)	(1,962)	(3,027)	(6,470)
Non-GAAP Interest Expense	$(9,187)	$(9,092)	$(27,447)	$(26,770)